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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A, into the Company's previously filed Registration Statements on Form S-8 (File Nos.333-95533, 333-31004, 333-31006, 333-43378, 333-61258, 333-68616 and 333-81570).


/s/ ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 2002